Exhibit (a)(1)(D)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

LASERCARD CORPORATION

at

$6.25 Net Per Share

by

AMERICAN ALLIGATOR ACQUISITION CORP.

a wholly-owned subsidiary of

ASSA ABLOY INC.

a wholly-owned subsidiary of

ASSA ABLOY AB

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JANUARY 21, 2011, UNLESS THE OFFER IS EXTENDED.

December 22, 2010

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

American Alligator Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of ASSA ABLOY Inc. (“ASSA US”), which is an Oregon corporation and wholly-owned subsidiary of ASSA US, a limited liability corporation organized under the laws of Sweden, is making an offer to purchase all outstanding shares of common stock, $0.01 par value per share (the “Shares”), of LaserCard Corporation, a Delaware corporation (“LaserCard”), at $6.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated December 22, 2010, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Purchase, dated December 22, 2010;

2. Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) by the expiration of the Offer or if the procedure for book-entry transfer cannot be completed by the expiration of the Offer;

4. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

6. A return envelope addressed to the Depositary, for your use only.

WE REQUEST THAT YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JANUARY 21, 2011, UNLESS THE OFFER IS EXTENDED.

Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, at the end of Friday, January 21, 2011.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

BNY Mellon Shareowner Services

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF AMERICAN ALLIGATOR ACQUISITION CORP. OR ANY OF ITS AFFILIATES, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.